                             [LETTERHEAD OF KPMG]

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

The Board of Directors

Spectrum Signal Processing Inc.

We consent to the use of our report included in the registration statement on Form F-3 and related prospectus of Spectrum Signal Processing Inc. and the reference to our firm under the heading "Experts" in the prospectus.



     /s/  KPMG
     ---------------------
     Chartered Accountants

     Richmond, Canada
     June 29, 1998